UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2018 (February 14, 2018)
 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

Registration Rights Agreement
On February 14, 2018, in connection with the closing of the Permian Basin Acquisition, as described in Item 2.01 below, Oasis Petroleum Inc. (the “Company”) and Forge Energy, LLC (“Forge”) entered into a registration rights agreement (the “Registration Rights Agreement”) providing Forge with certain customary registration rights with respect to its shares of the Company’s common stock. Pursuant to the Registration Rights Agreement, Forge is entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to its shares of the Company’s common stock, subject to certain customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns).
The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.01    Completion of Acquisition or Disposition of Assets.
Permian Basin Acquisition
As previously disclosed on December 11, 2017, the Company and Oasis Petroleum Permian LLC, a wholly owned subsidiary of the Company, entered into a Purchase and Sale agreement (the “Purchase Agreement”) with Forge, pursuant to which the Company agreed to purchase from Forge leasehold interests and related assets in the Permian Basin (the “Permian Basin Acquisition”). On February 14, 2018, pursuant to the terms and conditions of the Purchase Agreement, the Company completed the Permian Basin Acquisition for aggregate consideration consisting of $549.8 million in cash, inclusive of the $47.3 million deposit paid in December 2017, and 46 million shares of the Company’s common stock (the “Purchase Price”). The incremental consideration reflects consideration for additional net mineral acres and post effective date adjustments. Upon closing of the Permian Basin Acquisition, the Company has approximately 22,000 net acres in the Delaware Basin.
The Company funded the cash portion of the Purchase Price of the Permian Basin Acquisition with proceeds from the Company’s December 2017 issuance of its common stock and borrowings under its revolving credit facility.
The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 11, 2017, and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The issuance of the Company’s common stock pursuant to the Purchase Agreement in connection with the transactions described in Items 1.01 and 2.01 above were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The Company’s common stock issued pursuant to the Purchase Agreement were issued to Forge.
The disclosures regarding the Purchase Agreement and the transactions contemplated thereby under Items 1.01 and 2.01 above are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1
Purchase and Sale Agreement, dated December 11, 2017, among Oasis Petroleum Inc., Oasis Petroleum Permian LLC and Forge Energy, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed December 11, 2017 (File No. 001-34776)).

4.1	Registration Rights Agreement, dated February 14, 2018, between the Oasis Petroleum Inc. and Forge Energy, LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: February 16, 2018	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1
Purchase and Sale Agreement, dated December 11, 2017, among Oasis Petroleum Inc., Oasis Petroleum Permian LLC and Forge Energy, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed December 11, 2017 (File No. 001-34776)).

4.1	Registration Rights Agreement, dated February 14, 2018, between the Oasis Petroleum Inc. and Forge Energy, LLC.